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                                                                    EXHIBIT 99.6



                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

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HAROLD SHAPIRO,                                      :
                                                     :
                                    PLAINTIFF,       :
                                                     :
                          - against -                :  CIVIL ACTION NO. 17066NC
                                                     :
KEITH E. ALESSI, PAUL N. ARNOLD,                     :
BRUCE C. BRUCKMANN, MICHAEL A.                       :
DELANEY, CHARLES M. EGAN, GREGORY                    :
B. MAFFEI, JAMES A. URRY, CORT                       :
BUSINESS SYSTEMS, BRUCKMANN,                         :
ROSSER SHERRILL & CO. AND CITICORP                   :
VENTURE CAPITAL LTD.,                                :
                                                     :
                                                     :
                                                     :
                                                     :
                                    DEFENDANTS.      :
                                                     :
                                                     :
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                             CLASS ACTION COMPLAINT

         Plaintiff, by his attorneys, Rosenthal, Monhait, Gross & Goddess, P.A., for his complaint against defendants, alleges upon information and belief, except for paragraph 2 hereof, which is alleged upon knowledge, as follows:

         1. Plaintiff brings this action pursuant to Rule 23 of the Rules of the Court of Chancery on his behalf and as a class action on behalf of all persons, other than defendants and those in privity with them, who own the common stock of Cort Business Services Corporation ("Cort" or the "Company").

         2. Plaintiff has been the owner of the common stock of the Company since prior to the transaction herein complained of and continuously to date.

         3. Cort is a corporation duly organized and existing under the laws of the State of Delaware. The Company, through a wholly owned subsidiary, is a leading provider of



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rental furniture, accessories and related services in the "rent-to-rent" segment of the furniture industry. Cort operates 119 rental showrooms, 83 furniture clearance centers and 75 warehouses in 32 states and the District of Columbia. The Company maintains its principal offices at 4401 Fair Lakes Court, Fairfax, Virginia.

         4. Defendant Bruckmann, Rosser, Sherrill & Co., ("BRS") based in New York, is a private investment firm that focuses on investing in quality business.

         5. Defendant Paul N. Arnold is Chief Executive Officer and a Director of the Company.

         6. Defendant Charles M. Egan is Chairman of the Company and a Director of the Company.

         7. Defendant Bruce C. Bruckmann is Managing Director of BRS, and a Director of the Company.

         8. Defendant Michael A. Delaney is Managing Director of Citicorp Venture Capital Ltd. ("CVC"), and a Director of the Company.

         9. Defendants Keith E. Alessi, Gregory B. Meffei, and James A. Urry are Directors of the Company. Defendant CVC currently owns approximately 44% of the Company's outstanding common stock.

        10. The individual defendants, by reason of their corporate directorships and executive positions, stand in a fiduciary position relative to the Company's public shareholders, whose fiduciary duties, at all times relevant herein, required them to exercise their best judgment, and to act in a prudent manner, and in the best interest of the Company's shareholders. Said defendants owed the public shareholders of Cort the highest duty of good faith, fair dealing, due care, loyalty, and full, candid and adequate disclosure.



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                            CLASS ACTION ALLEGATIONS

         11. Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all security holders of the Company (except the defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants) and their successors in interest, who are or will be threatened with injury arising from defendants' actions as more fully described herein.

         12. This action is properly maintainable as a class action.

         13. The class is so numerous that joinder of all members is impracticable. As of March 17, 1998, there were approximately 13,000,000 shares of Cort common stock outstanding, owed by shareholders located throughout the country.

         14. There are questions of law and fact which are common to the class including, inter alia, the following: (a) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the members of the class; (b) whether the proposed acquisition, hereinafter described, constitutes a breach of defendants' duty of fair dealing; (c) whether defendants have obtained the best transaction available; and (d) whether the class is entitled to injunctive relief or damages as a result of the wrongful conduct committed by defendants.

         15. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of the plaintiff are typical of the claims of other members of the class and plaintiff has the same interests as the other members of the class. Plaintiff will fairly and adequately represent the class.



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         16. Defendants have acted in a manner which affects plaintiff and all members of the class, thereby making appropriate injunctive relief and/or corresponding declaratory relief with respect to the class as a whole.

         17. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would, as a practical matter, be dispositive of the interests of other members or substantially impair or impede their ability to protect their interests.

                             SUBSTANTIVE ALLEGATIONS

         18. On March 26, 1999, the Company announced that it had signed a definitive merger agreement with an investor group that includes BRS (the "BRS Group") whereby the BRS Group will purchase all of the Company's outstanding common stock held by the public shareholders of Cort for $24 per share in cash and $2.50 per share in liquidation value of a new series of preferred stock. CVC which owns 44% of the Company's outstanding stock, will retain a portion of its investment and thereby provide equity financing to the resulting corporation.

         19. By entering into the agreement with the BRS Group, the Cort Board has initiated a process to sell the Company which imposes heightened fiduciary responsibilities and requires enhanced scrutiny by the Court. However, the terms of the proposed transaction were not the result of an auction process or active market check; they were arrived at without a full and thorough investigation by the Individual Defendants; and they are intrinsically unfair and inadequate from the standpoint of the Cort shareholders.


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         20. The Individual Defendants failed to make an informed decision, as no market check of the Company's value was obtained. In agreeing to the merger, the Individual Defendants failed to properly inform themselves of Cort's highest transactional value.

         21. The Individual Defendants have violated their fiduciary duties owed to the public shareholders of Cort. The Individual Defendants' agreement to the terms of the transaction, its timing, and the failure to auction the Company and invite other bidders, and defendants' failure to conduct a market check demonstrate a clear absence of the exercise of due care and a breach of their duties of loyalty to Cort's public shareholders.

         22. The Individual Defendants' fiduciary obligations under these circumstances require them to:

                  (a) Undertake an appropriate evaluation of Cort's net worth as a merger/acquisition candidate; and

                  (b) Engage in a meaningful auction with third parties in an attempt to obtain the best value for Cort's public shareholders.

         23. The Individual Defendants have breached their fiduciary duties by reason of the acts and transactions complained of herein, including their decision to be acquired by the BRS Group without making the requisite effort to obtain the best offer possible.

         24. Plaintiff and other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of Cort's assets and business, and will be prevented from obtaining fair and adequate consideration for their shares of Cort common stock.

         25. The consideration to be paid to class members in the proposed merger is unfair and inadequate because, among other things:


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                  (a) Cort common stock has sold for as much as $48 per share in the past twelve months;

                  (b) The intrinsic value of Cort's common stock is materially in excess of the amount offered for those securities in the merger giving due consideration to the anticipated operating results, net asset value, cash flow, and profitability of the Company;

                  (c) The merger price is not the result of an appropriate consideration of the value of Cort because the Cort Board approved the proposed merger without undertaking steps to accurately ascertain Cort's value through open bidding or at least a "market check mechanisim"; and

                  (d) By entering into the agreement with the BRS Group, the Individual Defendants have allowed the price of Cort stock to be capped, thereby depriving plaintiff and the Class of the opportunity to realize any increase in the value of Cort stock.

         26. By reason of the foregoing, each member of the Class will suffer irreparable injury and damages absent injunctive relief by this Court.

         27. BRS and CVC knowingly aided and abetted the breaches of fiduciary by the individual defendants. The proposed acquisition could not take place without the knowing participation of BRS and CVC.

         28. Plaintiff and other members of the Class have no adequate remedy at law.


         WHEREFORE, plaintiff and members of the Class demand judgment against defendants as follows:

                  a. Declaring that this action is properly maintainable as a class action and certifying plaintiff as the representative of the Class;


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                  b. Preliminarily and permanently enjoining defendants and
                  their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the proposed transaction;

                  c. In the event that the proposed transaction is consummated, rescinding it and setting it aside, or awarding rescissory damages to the Class.

                  d. Awarding compensatory damages against defendants, individually and severally, in an amount to be determined at trial, together with pre-judgment and post-judgment interest at the maximum rate allowable by law, arising from the proposed transaction;

                  e. Awarding plaintiff its costs and disbursements and reasonable allowances for fees of plaintiff's counsel and experts and reimbursement of expenses; and

                  f. Granting plaintiff and the Class such other and further relief as the Court may deem just and proper.



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                                          ROSENTHAL, MONHAIT, GROSS &
                                          GODDESS, P.A.


                                          By:  /s/  Norman M. Monhait
                                          -------------------------------------
                                          Suite 1401, Mellon Bank Center
                                          P.O. Box 1070
                                          Wilmington, Delaware 19899-1070
                                          (302) 656-4433
                                          Attorneys for Plaintiff

OF COUNSEL:

BERNSTEIN LIEBHARD & LIFSHITZ
10 E. 40th Street
New York, NY  10016
(212) 779-1414

March 26, 1999





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